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                                                                    Exhibit 20.2

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


This Settlement Agreement and Mutual Release is entered into this 24th day of November, 1997, by and between STEVEN N. BRODY and STEVEN N. BRODY ASSOCIATES ("Brody Associates")

                              A

                                        N

                                                  D

NORTHSTAR HEALTH SERVICES, INC. ("Northstar"), THOMAS W. ZAUCHA and ALICE L. ZAUCHA (the "Zauchas") and the ZAUCHA FAMILY LIMITED PARTNERSHIP (the "Partnership"):

     WHEREAS, Northstar, a Delaware corporation, is a regional provider of physical, occupational and speech therapy;

     WHEREAS, Steven N. Brody and/or Brody Associates served as consultant and/or director of Northstar from January 1, 1996 to May 9, 1997;

     WHEREAS, Thomas W. Zaucha is the Chairman, President, CEO and a shareholder of Northstar;

     WHEREAS, Alice L. Zaucha is a shareholder of Northstar;

     WHEREAS, Steven N. Brody purchased 50,000 shares of Northstar common stock from the Zauchas by agreement dated February, 1996, as follows: (i) 25,000 shares for aggregate cash payment of $148,250.00, or $5.93 per share; and (ii) 25,000 shares pursuant to delivery by Steven N. Brody to the Zauchas of a promissory note in the principal amount of $100,000.00;

     WHEREAS, the Zauchas were the holders of the Northstar shares transferred from Thomas W. and Alice L. Zaucha to Steven N. Brody;

     WHEREAS, Steven N. Brody and Brody Associates have asserted certain claims against Northstar and Thomas W. Zaucha;

     WHEREAS, Northstar, the Zauchas and the Partnership have asserted certain claims against Steven N. Brody and Brody Associates;

     WHEREAS, Steven N. Brody, Brody Associates, Northstar, the Zauchas and the Partnership now wish to resolve any disputes which may exist between them.

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     NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth below, and intending to be legally bound, Steven N. Brody, Brody Associates, Northstar, the Zauchas and the Partnership hereby agree as follows:

     1. The foregoing recitals are incorporated herein by reference.

     2. Steven N. Brody and Brody Associates, on behalf of themselves and their agents, attorneys, heirs, executors, administrators, officers, directors, employees, parents, subsidiaries, affiliates, successors and assigns, do hereby release, remise, acquit, satisfy and forever discharge the Zauchas, Northstar and the Partnership and his, hers and their agents, attorneys, heirs, executors, administrators, officers, directors, employees, parents, subsidiaries, affiliates, successors and assigns, from any and all actions, causes of action, suits, debts, accounts, liability, damages, attorney's fees, claims, counterclaims, accounts, covenants, controversies, agreements, promises, judgments and demands whatsoever, whether arising in contract or in tort, arising from all claims, liquidated or unliquidated, contingent or fixed, determined or undetermined, known or unknown, foreseen or unforeseen, at law or in equity which Steven N. Brody or Brody Associates or any of their successors or assigns, or any one or more of them, has had, now has or may have against the Zauchas, Northstar and the Partnership for, upon or by reason of any matter, cause or thing whatsoever arising from the parties' relationship and the termination thereof, including without limitation the claims related to the service of Steven N. Brody and/or Brody Associates as consultant and/or director of Northstar.

     3. The Zauchas, Northstar and the Partnership, on behalf of themselves, and their agents, attorneys, heirs, executors, administrators, officers, directors, employees, parents, subsidiaries, affiliates, successors and assigns, do hereby release, remise, acquit, satisfy and forever discharge Steven N. Brody and Brody Associates and their agents, attorneys, heirs, executors, administrators, officers, directors, employees, parents, subsidiaries, affiliates, successors and assigns from any and all actions, causes of action, suits, debts, accounts, liability, damages, attorney's fees, claims, counterclaims, accounts, covenants, controversies, agreements, promises, judgments and demands whatsoever, whether arising in contract or in tort, arising from all claims, liquidated or unliquidated, contingent or fixed, determined or undetermined, known or unknown, foreseen or unforeseen, at law or in equity which the Zauchas, Northstar or the Partnership, or any of their successors or assigns, or any one or more of them, have had, now have or may have against Steven N. Brody and Brody Associates for, upon or by reason of any matter, cause or thing whatsoever arising from the parties' relationship and the termination thereof.

     4. Northstar agrees:

        (a) to pay to Steven N. Brody $26,190.00 as follows:

            (i)  $10,000.00 upon the execution of this Agreement;

            (ii) $6,190.00 on or before January 1, 1998;


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          (iii) $5,000.00 on or before February 1, 1998; and

          (iv)  $5,000.00 on or before March 1, 1998;

     (b) to issue to Steven N. Brody within thirty (30) days of the date of this Agreement options to purchase 40,000 shares of common stock of Northstar at a price of $1.25 per share, said options to vest immediately upon issuance and to be exercised within thirty (30) months of the date of their issuance, pursuant to the terms of the Non-Qualified Stock Option Agreement for Steven N. Brody attached to this Agreement as Exhibit A;

     (c) to take all steps reasonably necessary to facilitate the transfer of the shares held by Steven N. Brody including removing any restrictions which exist on the transfer of the Northstar common stock (other than the stock to be transferred pursuant to Paragraph 5 below) currently owned by Steven N. Brody and providing such legal opinions as are required by the transfer agent to permit the transfer of the shares by Steven N. Brody;

     (d) to indemnify Steven N. Brody and Brody Associates against all losses, damages, costs and expenses which Steven N. Brody and/or Brody Associates may suffer through or arising from any and all claims, demands or suits allegedly based upon any statement, action or failure to act of Steven N. Brody, Brody Associates, or any other individual or entity relating to the service of Steven N. Brody and/or Brody Associates as consultant and/or director or officer of Northstar.

     5. Steven N. Brody shall transfer to the Zauchas, jointly, 25,000 shares of Northstar common stock.

     6. The Zauchas shall forgive and/or mark as satisfied the $100,000.00 promissory note delivered to them by Steven N. Brody in February 1996 pursuant to the purchase of 25,000 shares of Northstar common stock.

     7. Thomas W. Zaucha personally guarantees the timely payment from Northstar to Steven N. Brody of the amounts described in Paragraphs 4(a)(ii)-(iv) of this Agreement, and agrees to pay such amounts to Steven N. Brody if Northstar fails to make any payment in the amount or by the date set forth in those paragraphs.

     8. The transfer of shares from Steven N. Brody to the Zauchas pursuant to Paragraph 5 above shall not preclude Steven N. Brody from filing a claim in the action styled as Butler, et al. v. Northstar Health Services, Inc., et al., and docketed in the United States District Court for the Western District of Pennsylvania at civil action number 96-701, with respect to those shares or from receiving the proceeds of the settlement of the action attributable to those shares.

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     9. This Agreement does not constitute an admission of fault or liability by Steven N. Brody and Brody Associates or the Zauchas, Northstar and the Partnership.

     10. This Agreement shall be governed by and construed in accordance with Pennsylvania law.

     11. The parties agree that the terms and conditions of this Agreement constitute the full and complete understandings, agreements, promises of the parties and that there are no oral or written understandings, agreements, promises or inducements made or offered other than those set forth herein. This Agreement can only be modified by a subsequent writing signed by both parties.

     12. In the event of a breach of this Agreement, the prevailing party shall be entitled to payment of its reasonable attorney's fees and costs.

     13. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such original counterparts shall together constitute but one and the same agreement.

     WITNESS the due execution hereof on the date above written:


WITNESS:


/s/ PAUL H. TITUS                       /s/ STEVEN N. BRODY
-----------------------                 --------------------------
Paul H. Titus                           Steven N. Brody


WITNESS:


/s/ PAUL H. TITUS                       /s/ STEVEN N. BRODY
-----------------------                 --------------------------
Paul H. Titus                           Steven N. Brody on behalf of
                                        Steven N. Brody Associates


ATTEST:                                 NORTHSTAR HEALTH SERVICES, INC.


/s/ MICHAEL S. DILANEY                  BY: /s/ THOMAS W. ZAUCHA
-----------------------                     ----------------------
Michael S. Dilaney                             Thomas W. Zaucha
                                        TITLE: Chairman, President & CEO


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WITNESS:


/s/ MICHAEL S. DILANEY                  /s/ THOMAS W. ZAUCHA
---------------------------             --------------------------
Michael S. Dilaney                      Thomas W. Zaucha



WITNESS:


/s/ MICHAEL S. DILANEY                  /s/ ALICE L. ZAUCHA
---------------------------             --------------------------
Michael S. Dilaney                      Alice L. Zaucha



WITNESS:                                ZAUCHA FAMILY LIMITED
                                        PARTNERSHIP


/s/ MICHAEL S. DILANEY                  BY: /s/ THOMAS W. ZAUCHA
---------------------------             --------------------------
Michael S. Dilaney                             Thomas W. Zaucha
                                        TITLE: General Partner



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